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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2001, relating to the financial statements, which appears in Integrated Telecom Express, Inc.'s Annual Report on Form 10-K (File No. 000-31259), filed April 2, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, CA
May 23, 2001

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  Exhibit 23.1